EXHIBIT 32.01

SECTION 1350 CERTIFICATION

OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

I, Gerald Corcoran, Chief Executive Officer, and I, Jason Manumaleuna, Chief Financial Officer, of R.J. O’Brien Fund Management, LLC (“RJOFM”), the Managing Owner of RJO Global Trust (the “Trust”), certify that, to my knowledge (i) the attached Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the attached Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Trust.

/s/ Gerald Corcoran	/s/ Jason Manumaleuna
Gerald Corcoran	Jason Manumaleuna
Chief Executive Officer	Chief Financial Officer
R. J. O’Brien Fund Management, LLC, Managing Owner	R. J. O’Brien Fund Management, LLC, Managing Owner
November 14, 2012	November 14, 2012